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                                                                     EXHIBIT 4.5

                    AMENDMENT TO TEMPORARY SERVICE AGREEMENT
                        AND OTHER MATTERS - CN 0991/2004

Through this private Deed, on the one hand TNL CONTAX S/A, a business corporation with Head Offices at Rua do Passeio, No. 42, Centro, Rio de
Janeiro State Capital, registered with the Treasury Ministry on the National Corporate Tax-Payers' Roll under CNPJ No. 02.757.614/0017-05, hereinafter called simply CONTAX, through its undersigned duly-accredited legal representatives, and on the other hand ORBITALL SERVICOS E PROCESSAMENTO DE INFORMACOES COMERCIAIS LTDA., with Head Offices in the City of Sao Caetano do Sul, Sao Paulo State, at Rua Manoel Coelho, 600 -1st Floor, Centro, registered with the Treasury Ministry on the National Corporate Tax-Payers' Roll under CNPJ No. 00.006.878/0001-34, hereinafter called simply ORBITALL, through its undersigned duly-accredited legal representatives, and pursuant to their Articles of Incorporation/Bylaws, hereby resolve through common agreement to alter the Temporary Services Agreement and Other Measures, identified as CN 0991/2004, as follows:

I - The Parties hereby resolve to extend the validity of the AGREEMENT in question, which will remain effective through to December 31, 2004.

II - The other Clauses and conditions in the agreement amended hereby remain effective, when not specifically altered by this Document.

III - Under due penalty of the Law, the contracting parties that the signatories hereof are their duly-accredited legal representatives/proxies, properly established in compliance with their respective Articles of Incorporation/Bylaws, with powers to accept the obligations contracted herein.

IV - Being in full and fair agreement, the Parties sign this Document in 2 (two) copies of identical form and content for one single purpose in the presence of 2
(two) witnesses as follows.

Sao Paulo, September 27, 2004

Signed   Signed   Signed                Signed                 Signed
                  1.17.2 Miguel Sauan   1.07.3 Claudio Sales   1.07.3 Luiz Faria

TNL CONTAX S.A   ORBITALL SERVICOS E PROCESSAMENTO
                 DE INFORMACOES COMERCIAIS LTDA

Witnesses:


Signed                                  Signed:
       ------------------------------           --------------------------------
Name: Jose Acrizio de Paula Sales       Name: Maria Conceicao Henrique
ID: 125005 illegible                    ID: 18.462.419-8
Address: Rua de Conde de Bonfim 67      Address:
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